MMH Holdings, Inc. Subsidiaries

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                               Jurisdiction
                                    of
           Name                Organization
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3016117 Nova Scotia ULC        Nova Scotia

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Birmingham Crane & Hoist, Inc. Alabama
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Butters Engineering
Services Limited               Scotland

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CMH Material Handling, LLC     South Carolina



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EPH Material Handling, LLC     Pennsylvania



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Harnischfeger Distribution
& Service, LLC                 Wisconsin



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Hercules S.A. de C.V.          Mexico


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HPH Material Handling, LLC     Wisconsin



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Hydramach ULC                  Nova Scotia
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Invercoe Engineering Limited   Scotland
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Kaverit Steel and Crane ULC    Nova Scotia
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Linear Motors Limited          U.K.

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Lowfile Limited                U.K.
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Material Handling
Equipment Nevada
Corporation                    Nevada
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Morris Material                Delaware
Handling, LLC
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MHE Technologies, Inc.         Delaware
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MHE Canada ULC                 Canada

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MMH (Holdings) Limited         U.K.
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                               Jurisdiction
                                 of
           Name                Organization
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MMH International Limited      U.K.
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Mondel ULC                     Nova Scotia
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Morris Blooma Pte Ltd.         Singapore


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Merwin, LLC                    Delaware
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Morris Material Handling
Limited                        U.K.

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Morris Mechanical
Handling, Inc.                 Delaware

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Morris Mechanical Handling
Limited                        U.K.
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Morris Mechanical Handling
(Pty.) Limited                 South Africa

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MPH Crane, Inc.                Ohio
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NPH Material Handling, Inc.    Michigan



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P&H Middle East Ltd.           Cayman Islands
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PHME Service, Inc.             Delaware
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PHMH Holding Co. Inc.          Delaware

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RedCrown, ULC                  U.K.



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Royce Limited                  U.K.
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SPH Crane & Hoist, Inc.        Delaware
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U.K. Crane Services Limited    U.K.
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The Vaughan Crane Company
Limited                        U.K.
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